Novume Solutions, Inc. Acquires

Global Technical Services, Inc. and Global Contract Professionals, Inc.

Acquisition is Novume's Entree into Staffing Industry

CHANTILLY, VA / ACCESSWIRE / October 4, 2017 / Novume Solutions, Inc. (OTCQX: NVMM; OTCQX: NVMMP; OTCQX: NVMMW), a holding company of leading professional services firms, announced today that effective October 1, 2017 it acquired Global Technical Services, Inc. and Global Contract Professionals, Inc. (collectively "Global") in a cash and stock transaction valued at $3.75 million. Global consists of two privately-held, Fort Worth, Texas-based companies under common ownership that provide contract and direct-hire staffing services to the aviation maintenance, aerospace, electronics, and defense industries. Additional information regarding the transaction is available in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 4, 2017, and also available on the SEC Filings page of the Novume website.

The Global acquisition is Novume's first acquisition and comes just weeks after Novume was formed through the merger of KeyStone Solutions, Inc. and Brekford Traffic Safety, Inc. Earlier in 2017, KeyStone acquired Firestorm Solutions, LLC, a national leader in both risk and crisis management, and in 2016, KeyStone acquired AOC Key Solutions, Inc., a firm specializing in managing and writing proposals, winning contracts, and providing market assessment services for government contractors. Historically, Novume's subsidiary companies have helped their clients win more than $160 billion of contracts. Novume is expanding its suite of services to enable the company to help its clients not only win work but perform it as well.

The Benchmark Company, LLC acted as financial advisor to Novume for the Global transaction.

About Novume Solutions, Inc.

Novume is a holding company of leading professional services firms. These firms aggregate highly-specialized, difficult-to-find talent and have the scale and systems to deploy that talent efficiently at the enterprise-level at a moment's notice. Novume focuses on the logistics of procuring highly-specialized human resources and delivering critical definitive knowledge to the right place at the right time. Whether we manage our client's workforce or provide them with the tools to manage their own success, they need exceptional people with distinctive experience. We do that.

Novume subsidiaries have had a history of success dating as far back as 1983 and their clients include 87 of the top-100 federal contractors as well as numerous Fortune 100 companies.

For more information, please visit Novume.com.

About Global Technical Services, Inc. and Global Contract Professionals, Inc.

Global has provided premier contract and direct-hire staffing services to the aviation maintenance, aerospace, electronics, and defense industries since 1989. With access to over 70,000 talented professionals, Global's staffing solutions range from one-person placements to 300-person requisitions in the US and abroad. The company's state-of-the-art resume retrieval software allows for responses with carefully screened and thoroughly verified candidates within minutes of staffing requests. In-house drug testing, background screening, and payroll services complement Global's core staffing services. At Global - We are the solution.

Global Technical Services specializes in providing the commercial aviation and government aerospace industry with experienced maintenance and modification specialists. Global Contract Professionals expertise is in recruiting and placing experienced aerospace engineering and design professionals in the world's most prestigious engineering firms and government facilities. The leadership at Global has over 100 years of combined experience at their clients' disposal. Both Global Technical Services and Global Contract Professionals are based in Fort Worth, Texas.

For more information, please visit TeamGlobal.com.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Contact:

Novume Solutions, Inc.

Carl Kumpf, CFO

info@novume.com

SOURCE: Novume Solutions, Inc.